Calculation of Filing Fee Tables
S-3
Coinbase Global, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, $0.00001 par value per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Common Stock, $0.00001 par value per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Preferred Stock, $0.00001 par value per share	457(r)				0.0001531
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	7	Other	Units	457(r)				0.0001531
Fees to be Paid	8	Other	Digital Asset Securities	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	This note applies to offering lines 1 through 8. An indeterminate number or amount, as the case may be, of Class A common stock, common stock, preferred stock, debt securities, warrants, subscription rights, units, and/or digital asset securities are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This note applies to offering lines 1 through 8. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

[8]	See Offering Note 1.